UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2006
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
80 West Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1: TEXT OF THE POWER POINT SLIDES
EX-99.2: JOINT PRESS RELEASE

Item 1.01. Entry Into Material Definitive Agreement.
     On February 9, 2006, Hudson City Bancorp, Inc. (the “Company”) announced the execution of a definitive agreement for the Company to acquire Sound Federal Bancorp, Inc. (“Sound Federal”) for $20.75 per share in cash, representing an aggregate transaction value of approximately $265 million. The definitive agreement has been approved by the directors of both the Company and Sound Federal. The transaction is subject to approval by shareholders of Sound Federal as well as customary regulatory approvals, and is expected to close in the early summer of 2006. A copy of the press release is attached as Exhibit 99.2 to this report.
Item 7.01. Regulation FD Disclosure.
     The Company is scheduled to hold a conference call at 11:00 a.m. today, February 9, 2006, regarding the execution of a definitive agreement for the Company to acquire Sound Federal. The text of the Power Point slides that will be used in this presentation is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
     The following Exhibits are filed as part of this report.
     99.1 Text of the Power Point slides to be used during the February 9, 2006 presentation regarding the execution of a definitive agreement for the Company to acquire Sound Federal.
     99.2 Joint Press Release, dated February 9, 2006, announcing the execution of a definitive agreement for the Company to acquire Sound Federal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.
By:	/s/ Denis J. Salamone
Denis J. Salamone
Senior Executive Vice President and Chief Operating Officer

Dated: February 9, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Text of the Power Point slides to be used during the February 9, 2006 presentation regarding the execution of a definitive agreement for the Company to acquire Sound Federal.

Exhibit 99.2	Joint Press Release, dated February 9, 2006, announcing the execution of a definitive agreement for the Company to acquire Sound Federal.